                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by Registrant [X]
Filed by a Party other than the Registrant | |

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                           Therapeutic Antibodies Inc.
                  (Name of Registrant as Specified in Charter)

           -----------------------------------------------------------
  (Name of Person(s) Filing the Proxy Statement, if other than the Registrant)



Payment of Filing Fee (check the appropriate box):
[X]  No Fee Required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                           THERAPEUTIC ANTIBODIES INC
                             1207 17TH AVENUE NORTH
                                    SUITE 103
                               NASHVILLE, TN 37212

                                                                 March 31, 1997


TO THE SHAREHOLDERS OF THERAPEUTIC ANTIBODIES INC.:

     On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Shareholders of Therapeutic Antibodies Inc. to be held on April 28, 1997 at 5:30 p.m., Central Time, at the University Club of Nashville, located at 2402 Garland Avenue, Nashville, Tennessee 37212.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

     In order to comply with the Listing Rules of the London Stock Exchange, if you have transferred all of your shares of Therapeutic Antibodies Inc. Common Stock, please deliver this document to the purchaser or transferee or to the agent through whom the sale of shares was executed, for delivery to the purchaser or transferee.


                                             Sincerely yours,

                                             Martin S. Brown
                                             Chairman of the Board
                                             and Chief Executive Officer






                                    IMPORTANT


                 COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD
                             AND RETURN IT PROMPTLY.



YOUR ATTENTION IS DRAWN TO THE RESOLUTION TO ADOPT THE 1997 STOCK OPTION PLAN. IN ORDER TO COMPLY WITH THE LISTING RULES OF THE LONDON STOCK EXCHANGE YOU ARE ASKED TO NOTE THAT THIS DOCUMENT IS IMPORTANT AND NEEDS YOUR IMMEDIATE ATTENTION. WHEN CONSIDERING WHAT ACTS TO TAKE YOU ARE RECOMMENDED TO CONTACT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER INDEPENDENT INVESTMENT ADVISER.

                           THERAPEUTIC ANTIBODIES INC
                             1207 17TH AVENUE NORTH
                                    SUITE 103
                               NASHVILLE, TN 37212

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING
                                 APRIL 28, 1997


     Notice is hereby given that the Annual Meeting of Shareholders of Therapeutic Antibodies Inc. (the "Company") will be held on April 28, 1997, at 5:30 p.m., Central Time, at the University Club of Nashville, located at 2402 Garland Avenue, Nashville, Tennessee 37212, for the following purposes:


     AS ORDINARY BUSINESS:

          1.   To elect eleven (11) directors;

          2. To receive and adopt the Annual Report to Shareholders and audited financial statements for the fiscal year ended December 31, 1996;

          3. To ratify the appointment of the accounting firm of Coopers & Lybrand, L.L.P. as independent auditors of the Company and its subsidiaries for the Company's 1997 fiscal year and to authorize the directors to fix their remuneration; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.


     AS SPECIAL BUSINESS:

     To consider and, if acceptable, to pass the following resolution which will be proposed as an Ordinary Resolution:

          1. To approve the adoption of the Company's 1997 Stock Option Plan, the principal terms of which are described in the Proxy Statement.

     Shareholders of record at the close of business on March 14, 1997 are entitled to notice of and to vote at the Annual Shareholders' Meeting.


Dated: March 31, 1997                  By order of the Board of Directors

                                       Harry G. Browne, M.D.
                                       Secretary


                                    IMPORTANT

     WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.

                           THERAPEUTIC ANTIBODIES INC

                                 PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

     This statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Therapeutic Antibodies Inc. ("TAb" or the "Company") to be held on April 28, 1997 at 5:30 p.m., Central Time, at the University Club of Nashville, located at 2402 Garland Avenue, Nashville, Tennessee 37212, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying form of proxy are first being mailed or given to shareholders of the Company on or about March 31, 1997.

     Shareholders are urged to sign the enclosed form of proxy and return it promptly in the envelope enclosed for that purpose. Proxies will be voted in accordance with the shareholders' directions. If no directions are given, proxies will exercise their discretion as to whether, and if so, how they vote on all matters to properly come before the meeting. The Board of Directors is not aware of any matters other than those described herein which may be presented for action at the meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of the Board of Directors.

     A proxy may be revoked at any time prior to the voting thereof by written request to the Company at 1207 17th Avenue North, Suite 103, Nashville, TN 37212, Attention: Harry G. Browne, M.D., Secretary. A proxy may also be revoked by submission to the Company of a more recently dated proxy. The giving of a proxy will not affect the right of the shareholders to attend the meeting and vote in person. A shareholder may revoke a proxy by attending the Annual Meeting and voting in person.

     The close of business on March 14, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On that date there were 22,371,692 shares of Common Stock outstanding. Each share has one vote. The Common Stock of the Company is the only outstanding voting stock.

                              ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of such number of directors as may be fixed by action of the Board of Directors, but not less than three nor more than fifteen. The directors have determined that the Board of Directors shall consist of eleven (11) members. The Board of Directors has nominated the eleven (11) individuals named below as nominees for election as directors to serve until the 1998 Annual Meeting or until their successors shall be elected and shall qualify. All of the nominees are members of the current Board of Directors. If any nominee or nominees should be unable to accept nomination or election as a director, which is not expected, the proxies may be voted with discretionary authority for a substitute or substitutes designated by the Board of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. The Bylaws of the Company do not permit shareholders to cumulate their votes in the election of directors. As a result, each shareholder may cast one vote per share for each nominee.

NOMINEES

     The following table shows the names, ages and principal occupations of the nominees to become directors and the year in which each nominee was first elected to the Board of Directors.

Name                         Age      Principal Occupation                    Director Since
----                         ---      --------------------                    --------------
Martin S. Brown              58       Chairman of the Board and Chief              1987
                                      Executive Officer

Harry G. Browne, M.D.        67       Vice Chairman, Secretary and                 1984
                                      Senior Vice President - Scientific
                                      Affairs

A. J. Kazimi                 39       President                                    1994

John Landon, M.D.            65       Executive Vice President - Research          1984
                                      and Development

Tim Chard, M.D.              59       Senior Vice President - Research             1984
                                      and Development Administration

Thomas G. Andrews            63       Director of Andrews & Bohman,                1985
                                      Inc. and Andrews and Associates,
                                      Inc.

Robin A.M. Baillie           63       Chairman of INVESCO Asia Trust               1996
                                      plc

Robert C. Hilton             59       Chairman and President of Home               1989
                                      Technology Healthcare, Inc.

John W. Robb                 60       Chairman of British Energy, plc              1996

Steven L. Stroup, M.D.       57       Director of Radiation Oncology,              1985
                                      Columbia Centennial Medical
                                      Center, Nashville, Tennessee

Joseph D. Williams           70       Chairman of Executive Committee              1992
                                      of Warner-Lambert Company


THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THE ELECTION OF THE NOMINEES.

     MARTIN S. BROWN, Chairman and Chief Executive Officer. Mr. Brown joined Jack Daniel Distillery Lem Motlow Prop, Inc., as Vice-President in 1965, and was elected President in 1973 and became chief executive in 1977. In 1983, he was elected Vice-Chairman of the parent company of Jack Daniel Distillery, Brown-Forman Corporation, a $1.6 billion (annual revenues) consumer goods company in which capacity he served until 1986. He joined the Company as Chairman and Chief Executive Officer in 1987.

     HARRY G. BROWNE, M.D., Vice-Chairman; Secretary and Senior Vice-President -- Scientific Affairs. Dr. Browne was a founder of International Clinical Laboratories, Inc., a $250 million (annual revenues) company involved in the provision of medical laboratory testing services, where he served as Chief Executive Officer from 1970 to 1977, Treasurer from 1977 to 1987 and was Chairman of the Executive Committee until its acquisition by SmithKline Beckman Corporation in 1988. Dr. Browne was a co-founder of the Company in 1984. He is a Fellow of the American Society of Clinical Pathologists, the United States and Canadian Academy of Pathology, the College of American Pathologists, and a life fellow of the Royal Society of Tropical Medicine and Hygiene.

     A.J. KAZIMI, President. Mr. Kazimi holds a life science degree from the University of Notre Dame and was a member of a Research Team at Vanderbilt University Medical Center where he also studied immunology, biochemistry and physiology at the graduate level. He obtained a Master of Business Administration degree and joined Brown-Forman Corporation in 1983 where he held various financial and management positions. He became Executive Assistant to the Chairman of Jack Daniel Distillery Lem Motlow Prop. Inc. where he helped launch several new business ventures. Mr. Kazimi joined the Company in 1987 as Chief Operating Officer and Treasurer. He served as Treasurer from 1987 to 1996 and was appointed to his present position of President in April 1994.

     JOHN LANDON, M.D., Executive Vice-President -- Research & Development. Professor Landon was a co-founder of the Company in 1984. Associated with the Medical College of St. Bartholomew's Hospital since 1968, he was Professor and Chairman of the Department of Chemical Pathology until September 1995, since when he has been a full time Executive Director of the Company responsible for research and development and Chairman of TAb London and TAb Wales. Professor Landon is widely recognized as a pioneer in the use of antibodies for diagnostics and has written many scientific articles, most of which are related to immunoassay. He is a Fellow of the Royal College of Physicians, holds Gold Medals from the British Society for Endocrinology and the Biochemical Society and has received the Senior Investigator award from the American Clinical Ligand Assay Society.

     TIM CHARD, M.D., Senior Vice-President -- Patent Affairs (Intellectual Property). Professor Chard has been associated with the Medical College of St. Bartholomew's Hospital since 1968 where he currently serves as Professor and Chairman of the Department of Reproductive Physiology, and as honorary consultant to the Royal Hospitals Trust. He was a co-founder of the Company in 1984 and is responsible for the administration and patent affairs of the research and development work of the Company. Professor Chard is a recognized authority in the field of immunochemistry and is the author of a standard textbook on laboratory immunology, as well as more than 400 scientific articles. He is a member of the Editorial Board of a number of medical journals. He is also a member of a World Health Organization expert panel on vaccines and a Director of Transatlantic Capital Limited, a member of the British Venture Capital Association.

     THOMAS G. ANDREWS, Director. Mr. Andrews has been involved in the investment business since 1966 specializing in early stage technology companies, primarily in the healthcare field. He was a Vice-President of Paine Webber Incorporated, and is now Chairman of Andrews & Bohman, Corporation, a Nashville, Tennessee, venture and management advisory company specializing in high-technology, early stage companies. He was founding Chairman of the Education and Auditory Research Foundation and also of the Center for Medical Imaging Research at Vanderbilt University.

     ROBIN A.M. BAILLIE, Director. Mr. Baillie is a director of several British public and private companies, including Henderson Administration Group plc, Liberty International Holdings plc and INVESCO Asia Trust plc where he is Chairman. Mr. Baillie served as Managing Director of Standard Chartered Merchant Bank Limited from 1977 to 1985, and served as director of Standard Chartered PLC from 1983 to 1994. He is a Fellow of the Chartered Institute of Bankers in Scotland, a Fellow of the Institute of Directors and a Fellow of the Royal Society of Arts.

     ROBERT C. HILTON, Director. Mr. Hilton worked in the U.S. healthcare industry for many years before retiring in 1988 as Chairman and Chief Executive Officer of American HealthCorp., Inc. He is founder, Chairman and President of Home Technology Healthcare Inc. and is a Director of Cracker Barrel Old Country Stores Inc., a company quoted on NASDAQ, and of a privately owned company, Arcon Healthcare, Inc., and is a member of the Tennessee Bar Association. He joined the Board of the Company in 1989.

     JOHN W. ROBB, Director. Mr. Robb has served as Chairman of British Energy, plc, one of the largest electricity generators in Great Britain, since 1995. Between 1993 and 1995, Mr. Robb served as Chairman of Wellcome, Plc, an international pharmaceutical group. He also served as Wellcome's Chief Executive Officer between 1990 and 1995. Prior to joining Wellcome in 1989, he was Group Managing Director of the Beecham Group plc. He was affiliated with the Beecham Group for 23 years. Mr. Robb also serves as a director of Allied Domecq plc and Unigate plc. He is also Chairman of Logitum Holdings plc and Deputy Chairman of U.K.'s Horserace Betting Levy Board.

     STEVEN L. STROUP, M.D., Director. Dr. Stroup is Director of Radiation Oncology at Columbia Centennial Medical Center, Nashville, Tennessee. He was a member of the Board of Governors of Hospital Corporation of America where he was Chairman of HCA's Centennial Medical Center in Nashville. He has been a Director of the Nashville-Davidson County Unit of the American Cancer Society since 1975. He joined the Board of the Company in 1985.

     JOSEPH D. WILLIAMS, Director. Mr. Williams spent his 47-year career in the pharmaceutical industry. He joined Parke-Davis as a sales representative in 1950 and held numerous executive positions becoming President in 1973 following the merger of Parke-Davis and Warner-Lambert Company. He was Chairman and Chief Executive Officer of Warner-Lambert Company from 1985 until his retirement in 1992 and remains Chairman of its Executive Committee. He is a Director of American Telephone & Telegraph Company, Exxon Corporation, J.C. Penney Company Inc., and Rockefeller Financial Services, Inc. He joined the Board of the Company in 1992.

     There are no family relationships between any directors or executive officers of the Company.


MEETINGS OF DIRECTORS AND COMMITTEES

     During the last fiscal year, the Board of Directors held two regular and three special meetings. All directors attended at least 75% of the meetings of the Board of Directors held while they were directors. Additionally, the Board of Directors took four actions by unanimous written consent. The Board of Directors has established the standing committees described below.

     The Compensation Committee was appointed by the Board of Directors to administer the Company's stock plans and recommend to the Board of Directors compensation of the Company's executive officers. The Compensation Committee was comprised during 1996 of Messrs. Williams, Hilton, Dr. Stroup and, following his appointment to the Board, Mr. Robb. During 1996, the Compensation Committee held two meetings and each member attended each meeting held while he was a director.

     The Audit Committee was appointed by the Board of Directors to recommend the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control principles. The Audit Committee was reconstituted during 1996 to include Messrs. Hilton, Andrews, Williams and Baillie. During 1996, the Audit Committee held two meetings, and each member attended each meeting held while he was a director.

     The Nominating Committee was created in 1996 to evaluate and recommend to the Board of Directors potential candidates for appointment to the Company's Board of Directors. Candidates may include executive officers of the Company as well as persons who are not affiliated with the Company or its subsidiaries. The Nominating Committee consists of Drs. Landon, Stroup and Browne and Messrs. Williams and Robb. The Nominating Committee held one meeting in 1996, and each member attended the meeting.

     The Finance Committee was created in 1996 to investigate the feasibility, manner and terms of public and private offerings of the Company's securities both in the United States and overseas. The Finance Committee consists of Messrs. Martin Brown, Kazimi, Chard, Hilton, Andrews and Baillie. The Finance Committee held four meetings in 1996, and each member attended at least 75% of the meetings.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or any committee thereof. Other than stock options, directors not otherwise employed by the Company historically have received no compensation for attending the meetings of the Board of Directors or any committee meetings, although all directors receive reimbursement for necessary travel expenses incurred in attending Board of Directors or committee meetings. Mr. Baillie, who was appointed as a director effective June 14, 1996, receives an annual fee of (pound)10,000 for his services as a director. All directors were eligible to participate in the Company's 1990 Stock Incentive Plan and the Company has historically granted stock options to its directors. If approved and adopted by the Company's shareholders, directors will be eligible to receive options under the Company's 1997 Stock Option Plan. See, "Approval of 1997 Stock Option Plan."




                    ADOPTION OF AUDITED FINANCIAL STATEMENTS

     Consistent with the customary practice of publicly traded corporations in the United Kingdom, the Company is soliciting shareholder adoption of the Company's audited financial statements for the most recently completed fiscal year. Upon the recommendation of the Audit Committee, the Board of Directors has approved the Company's audited financial statements for the fiscal year ended December 31, 1996. These financial statements, together with the notes thereto, were audited by the firm of Coopers & Lybrand, L.L.P., Certified Public Accountants, as independent auditors of the Company and its subsidiaries for the 1997 fiscal year, and appear in the Company's 1997 Annual Report to Shareholders, which has been provided separately to the Company's shareholders.

     The affirmative vote of a majority of the votes cast at the meeting is needed to receive and adopt the Company's financial statements for the fiscal year ended December 31, 1996. If such financial statements are not adopted, the matter will be referred to the Audit Committee for further review.

     The Board recommends that the shareholders vote FOR receipt and adoption of the Company's audited financial statements for the fiscal year ended December 31, 1996.



                       APPROVAL OF 1997 STOCK OPTION PLAN

GENERAL

     If the Therapeutic Antibodies Inc. 1997 Stock Option Plan (the "1997 Plan") is approved by shareholders, a total of 1,100,000 shares of Common Stock will be reserved for issuance to employees and officers of the Company and its subsidiaries under the 1997 Plan. The 1997 Plan provides for the grant of stock options and stock appreciation rights ("SARs") to directors, employees, consultants or advisors of the Company. The 1997 Plan distinguishes between stock options granted to (a) eligible plan participants, generally ("Eligible Participants"), and (b) plan participants who are residents of the United Kingdom and who are eligible to participate in the Sub-Plan (as defined below) ("U.K. Participants"), and contains provisions applicable to the grant of options to each. Options granted to Eligible Participants pursuant to the 1997 Plan may, at the discretion of the Compensation Committee, be incentive stock options or non-qualified stock options.

DESCRIPTION OF THE 1997 PLAN

     Except as set forth below under the caption "Grants of Options/SARs to U.K. Participants," the following description of the 1997 Plan relates to options or SARs granted to all employees, directors, consultants and advisors of the Company.

     The 1997 Plan is administered by a committee (the "Committee") composed of at least two non-employee individuals (or such number that satisfies the requirements of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and Rule 16b-3 of the U.S. Securities Exchange Act of
1934) who are members of the Board of Directors and are not employees of the Company or its Affiliates. The 1997 Plan will be administered by the Compensation Committee of the Board of Directors. Subject to the 1997 Plan, the Committee has full authority to determine the provisions of options to be granted under the 1997 Plan, to interpret the terms of the 1997 Plan and of options granted under the 1997 Plan, to adopt, amend and rescind rules and guidelines for the administration of the 1997 Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the 1997 Plan.

     Among other matters, the Committee is authorized to determine conclusively, consistent with the 1997 Plan, who will receive options, the number and exercise price of the options, the time when the options become exercisable, and, except in the case of grants to U.K. Participants, whether such options will be incentive stock options or non-qualified stock options. Members of the Committee are eligible to be granted options under the 1997 Plan.

     The shares of Common Stock subject to the 1997 Plan may be adjusted to give effect to stock dividends, stock splits and the like. The Common Stock delivered to option holders upon the exercise of options shall be authorized but unissued shares.

     The Committee may, at its discretion, select any eligible person to participate in the 1997 Plan. An eligible person to participate in the 1997 Plan is any director, employee, consultant or advisor of the Company or any of its subsidiaries. As of March 31, 1997, there were approximately 185 officers, directors and employees eligible to participate in the 1997 Plan. Subject to certain conditions concerning incentive stock options, the number of options which may be granted to any eligible person is also within the discretion of the Committee.

     Options granted under the 1997 Plan are exercisable at such time or times as the Committee shall determine. However, no incentive stock option may be exercisable after ten years from the date of its grant (five years in the case of a holder of 10% or more of the Company's Common Stock).

     Under the 1997 Plan, options are transferable only by will or the laws of descent and distribution, and may be exercised by a person other than the option holder only in the circumstances outlined below; provided, however, that non-qualified options may be transferrable to the extent provided in the written agreement accompanying the grant of such option.

     Under the 1997 Plan, all incentive options terminate on the date the holder's employment with the Company terminates, unless otherwise specified in the holder's option agreement with respect to termination of employment, death, disability or a change of control. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability or other reasons shall be treated as termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an option after termination of employment; provided, that if the period treated as employment with respect to an incentive option exceeds 90 days, such option shall be deemed a non-qualified option.

     The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock at the time the option is granted, except as stated otherwise below. The aggregate fair market value, determined at the time the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed $100,000. No incentive stock option will be granted to a person who is not an "employee" as defined in the applicable provisions of the Code and regulations issued thereunder. No incentive stock option will be granted to any person who at the time of the grant owns, directly or indirectly through application of the attribution rules of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries unless the option price at the time of the grant is at least 110% of the fair market value of the stock subject to the option and the period of the option does not exceed five years from the date of grant. The exercise price of non-qualified stock options granted under the 1997 Plan shall be determined by the Committee on the date of grant.

     The Committee may at any time discontinue granting options under the 1997 Plan. The Board of Directors may amend the 1997 Plan except that no such amendment may adversely affect the rights of any option holder without his or her consent and except that no such amendment will, without the approval of the shareholders of the Company in general meeting, increase the number of shares available under the 1997 Plan, change the group of employees eligible to receive options, increase the maximum entitlement for any one participant, reduce the exercise price of outstanding incentive stock options, reduce the price at which future incentive stock options may be granted, extend the time within which options may be granted, alter the basis for determining a participant's entitlement to and the terms of stock to be provided and for the adjustment thereof in the event of a stock dividend, stock split, reverse stock split, subdivision, consolidation, capitalization issue or rights issue or other similar events, alter the 1997 Plan so that options intended to qualify as incentive stock options under the Code would not do so, or change the amendment provisions of the 1997 Plan. Shareholder approval is not required for minor amendments to benefit the administration of the 1997 Plan or for amendments to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment of the 1997 Plan for future participants or for participating companies.

     No grant of incentive stock options may be made under the 1997 Plan after the tenth anniversary of the date of adoption of the 1997 Plan, but options granted before that date remain valid in accordance with their terms.

     In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number of shares of stock or securities of the Company to be subject to the 1997 Plan and the options then outstanding or to be granted thereunder, and the option price, will be appropriately adjusted by the Committee, whose determination will be binding on all persons; provided, however, that the Committee may not modify the 1997 Plan or the terms of any options then outstanding or to be granted thereunder to provide for the issuance of a different class of stock or kind of securities under the 1997 Plan. In the event of a consolidation, merger or other transaction in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that, subject to certain limitations under the Code, all outstanding options shall become exercisable immediately prior to such transaction whether or not the vesting requirements of such options have been satisfied, unless the Committee elects to convert all options into options to purchase stock of an acquiring corporation.

     The 1997 Plan authorizes the Compensation Committee to grant stock appreciation rights ("SARs") either in tandem with a stock option or independent of a stock option. An SAR is a right to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the exercise price to the market value on the date of its exercise.

     A tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. Upon the exercise of a stock option as to some or all of the shares covered by the award, the related tandem SAR will be cancelled automatically to the extent of the number of shares acquired through the stock option exercise. The Company currently has no SARs outstanding.

GRANTS OF OPTIONS/SARS TO U.K. PARTICIPANTS

     Incorporated as a schedule to the 1997 Plan is a Sub-Plan which contains additional rules which apply to the grants of options to U.K. Participants. A Sub-Plan has been included because the Company intends to apply to the Inland Revenue in the United Kingdom for approval of the Sub-Plan under Schedule 9 to the Income and Corporation Taxes Act of 1988. If approved, there will be certain tax consequences relating to the grant and exercise of options by U.K. Participants. See, "U.K. Income Tax Consequences" below. The Committee may only grant options to U.K. Participants after the Inland Revenue has approved the Sub-Plan.

     The Sub-Plan shall provide that the operation of the 1997 Plan in respect of U.K. Participants is modified as follows to conform with Inland Revenue requirements.

     The Committee may only grant options to U.K. Participants under the Sub-Plan who are employees or full-time directors of the Company or one of its subsidiaries. Grants of options to other residents of the United Kingdom may be made under the 1997 Plan but any options granted would not be approved by the Inland Revenue and would lead to different tax consequences for the option holder. See, "U.K. Income Tax Consequences" below.

     The exercise price per share is determined by the Committee but must be no less than its market value at the date of grant as determined from the Official List of the London Stock Exchange over the three dealing days immediately prior to the date of grant (or its nominal value if higher). An individual's participation is limited so that, at the date of grant, the aggregate market value of the shares of Common Stock over which options have been granted to such individual pursuant to the Sub-Plan or any other Inland Revenue approved share option plan (excluding any savings related share option plan) in any ten year period, cannot exceed (pound)30,000.

     Under the Sub-Plan, an option is normally exercisable between three and ten years from the date of grant. An option is also exercisable upon the death of the option holder or upon his ceasing to be a director or employee of a participating company by reason of injury, disability, redundancy or retirement.

     Exercise is also permitted in special circumstances such as a takeover. In the event of a takeover, a U.K. Participant may be permitted to exchange his options for options over shares in the acquiring company.

     Options will lapse one year after an option holder's death, six months after cessation of employment or upon an option holder being adjudicated bankrupt. Options are non-transferrable.

     All amendments to the 1997 Plan shall require the prior approval of the Inland Revenue.

TAX CONSEQUENCES

     U.S. Federal Income Tax Consequences

     In general, neither the grant nor the exercise of an incentive stock option granted under the 1997 Plan will result in taxable income to the option holder or a deduction to the Company. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years from the date the option is granted or within one year after the date of exercise, any later sale of such stock will result in a long-term capital gain or loss.

     If shares received upon exercising an incentive stock option are disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition of the stock. The amount of such ordinary income will generally be equal to the difference between the fair market value of the stock on the date of exercise and the option price. In the case of a disqualifying disposition which is a sale with respect to which loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

     Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

     Options granted under the 1997 Plan which are not incentive stock options are "non-qualified options." No income results upon the grant of a non-qualified option. When an option holder exercises a non-qualified option he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the Common Stock over the option price. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

     U.K. Income Tax Consequences

     On the assumption that the Sub-Plan receives approval from the Inland Revenue, the following is a summary of income tax consequences which apply to approved options granted under the Sub-Plan to U.K. Participants.

     Normally neither the grant nor the exercise of an option by a U.K. Participant will result in an income tax charge being made on the U.K. Participant.

     A charge to income tax upon the grant of an option to a U.K. Participant will only arise if despite the rules of the Sub-Plan the amount paid for the grant of the option and the exercise price payable for the shares of Common Stock is manifestly less than the market value of the shares at the time of grant. Income tax would be charged on the difference.

     A charge to income tax upon the exercise of an option by a U.K. Participant will not arise if it is exercised in accordance with the rules of the Sub-Plan at a time where the Sub-Plan remains approved, the option is exercised not more than ten years after it was granted and except when exercised after the option holder has died, the option is exercised not less than three years after it was granted. The option must also be exercised not less than three years after the option holder last exercised an option under the Sub-Plan or any other plan approved by the Inland Revenue (excluding any savings related share option plan) and relief from income tax was granted except where the option holder has died.

     A U.K. Participant may have a liability to capital gains tax when the shares of Common Stock are sold which will be calculated by reference to the actual amount of consideration paid for the shares of Common Stock when the option is exercised.

     The following is a summary of the income tax position in relation to options granted under the 1997 Plan to residents of the United Kingdom who are not U.K. Participants.

     The option holder will be liable to income tax on any gain realized by the exercise of the option but if the option cannot be exercised more than seven years after it was granted, no charge to income tax will arise on the grant of the option. Income tax is charged on the amount of the difference between the market value of the shares of Common Stock at the date of exercise of the option and the amount actually paid for them (plus any amount paid as consideration for the grant). The charge arises on exercise of the option, whether or not the shares of Common Stock are then sold.

     Any subsequent increase in the value of the shares of Common Stock over their market value as at the date of exercise will be liable to capital gains tax when the shares of Common Stock are subsequently sold.

     The foregoing summary is not a complete description of tax aspects of the 1997 Plan. Moreover, with respect to options granted to U.S. persons, the foregoing summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 1997 Plan, as well as foreign, state and local tax consequences.

REQUIRED VOTE

     Shareholder approval of the 1997 Plan is required by the terms of the 1997 Plan and under the Code and the Listing Rules of the London Stock Exchange. Adoption of the 1997 Plan is conditioned on the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

     The foregoing is intended to be a description of the principal features of the 1997 Plan and is qualified in its entirety by reference to the complete text of the 1997 Plan, a copy of which is available from the Company. A copy of the 1997 Plan may also be inspected at the office of TAb London Limited at 14-15 Newbury Street London EC1A THU during normal business hours on any weekday (Saturdays, Sundays and public holidays excepted) from the date of this document until the Annual Meeting and at the place of the Annual Meeting fifteen minutes before the meeting and during the meeting. See, "General Information."

     The Board of Directors recommends that the shareholders vote FOR the adoption of the 1997 Plan which the Board considers to be in the best interests of shareholders as a whole.


                      SELECTION OF INDEPENDENT ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Coopers & Lybrand, L.L.P., Certified Public Accountants, as independent auditors of the Company and its subsidiaries for the 1997 fiscal year, subject to the approval of the shareholders. This firm has served as the independent auditors of the Company since 1989. Representatives of this firm are expected to be present at the meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the meeting is needed to ratify the appointment of Coopers & Lybrand L.L.P. as auditors of the Company for 1997. If the appointment is not approved, the matter will be referred to the Audit Committee for further review.

     The Board recommends that the shareholders vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as auditors of the Company for 1997 and authorization of the Board of Directors to fix their remuneration.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

Name                       Age     Position
----                       ---     --------
Martin S. Brown            58      Chairman, Chief Executive Officer


Harry G. Browne, M.D.      67      Vice-Chairman, Secretary and Senior Vice
                                   President - Scientific Affairs

A. J. Kazimi               39      President


John Landon, M.D.          65      Executive Vice President - Research and
                                   Development

Tim Chard, M.D.            59      Senior Vice President - Research and
                                   Development Administration

G. Thomas Curtis           43      Vice President Finance and Treasurer

Robert D. Brown            37      Vice President and Controller

R. Stephen Porter,         47      Director Clinical Research and Development
Pharm.D.

Carol Clark-Evans          37      Director Regulatory Affairs and Compliance

Glyn O. Edwards            41      Director Business Development - Europe


     G. THOMAS CURTIS, Vice President Finance and Treasurer. Mr. Curtis joined the investment banking firm of J.C. Bradford & Co. in 1984 where he was a partner and involved in over $8 billion of fund raisings. He joined the Company as Vice President Finance in 1995 and was named Treasurer in 1996.

     ROBERT D. BROWN, Vice President and Controller. Mr. Brown qualified as a CPA with Ernst & Whinney before becoming a Price Waterhouse fellow in the doctoral accounting program at the University of Florida. He was in practice in his own accounting firm, Brown & McCeney, CPAs from 1987 to 1993 when he joined the Company as Financial Controller. Mr. Brown was named Vice President and Controller in 1996.

     R. STEPHEN PORTER, PHARM.D. Director of Clinical Research and Development. Dr. Porter held academic positions at the Universities of East Carolina and North Carolina, and was Assistant Professor of Medicine at Hahnemann University Hospital in Philadelphia. He worked at American Cyanamid Company, where he served four years as Assistant and then Associate Director of Cardiovascular and Drug Metabolism in its medical research division. He joined the Company in 1995.

     CAROL CLARK-EVANS, Director of Regulatory Affairs and Compliance. Ms. Clark-Evans held regulatory positions at Pharmacia & Upjohn, Inc. and Solvay Pharmaceuticals, Inc. and was Manager, Regulatory Affairs at Corning Besselaar, Inc., one of the world's largest contract research organizations. She joined the Company in 1996 and is responsible for its worldwide regulatory affairs.

     GLYN O. EDWARDS, Director of Business Development -- Europe. Mr. Edwards has worked with Celltech Plc and 3M United Kingdom PLC. He was a founder of Oros Instruments Limited, and is a director and shareholder of Elara Associates Limited, a company which provides Mr. Edwards' services to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares held beneficially, directly or indirectly, as of March 14, 1997, by (i) all beneficial owners of more than 5% of the Company's Common Stock, (ii) all directors and nominees for director, (iii) the Company's Chief Executive Officer and the other Named Executive Officers and (iv) all directors and executive officers as a group, together with the percentage of the outstanding shares which such ownership represents.

NAME AND ADDRESS                            AMOUNT AND NATURE
OF BENEFICIAL OWNER                    OF BENEFICIAL OWNERSHIP (3)     PERCENT OF CLASS (4)
-------------------                    ---------------------------     --------------------
Martin S. Brown (1) (2)                      2,971,823  (5)                    13.3%

Harry G. Browne, M.D. (1)                      595,789  (6)                     2.7

A. J. Kazimi (1) (2)                           535,000  (7)                     2.4

John Landon, M.D. (1)(2)                     1,107,325  (8)                     4.9

Tim Chard, M.D. (1)                          1,055,790  (9)                     4.7

G. Thomas Curtis (1)(2)                        125,000  (10)                     *

Robert D. Brown (1)(2)                          57,182  (11)                     *

Steven L. Stroup, M.D.                         423,200  (12)                    1.9
Columbia Centennial Medical
Center
2300 Patterson
Nashville, TN 37203

Joseph D. Williams                             263,672  (13)                    1.2
182 Tabor Rd.
Morris Plains, NJ 07950

Robert C. Hilton                               152,424  (14)                     *
2100 West End Ave.
Nashville, TN 37203

Thomas G. Andrews                              154,945  (15)                     *
2207 Crestmoor
Nashville, TN 37215

Robin A.M. Baillie                               7,500  (16)                     *
13 Calverley Park Crescent
Turnbridge Wells
Kent TN1 2NB, United Kingdom

John W. Robb                                         0                           0
The Heath House
Queens Drive
Oxshott Surrey, U.K.
KT 22 OPB

All directors and executive                  7,533,011  (17)                   33.7
officers as a group (16 persons)

Schroder International                       1,112,686                          5.0
 Trust Co., Ltd.
22 Church Street
Hamilton HM 11
Bermuda

Republic of Singapore                        1,525,843                          6.8
P.O. Box
Willow Grove House
Windsor Road
Trowbridge
BA14 OYT

-----------------------------
*    Indicates less than 1% ownership
(1) The address for Messrs. Martin S. Brown, Browne, Kazimi, Landon, Chard, Curtis and Robert D. Brown is c/o the Company, 1207 17th Avenue North, Suite 103, Nashville, Tennessee 37212.
(2)  Named Executive Officers.
(3) Beneficial ownership is deemed to include shares of the Company's Common Stock which an individual has a right to acquire within 60 days of the date of this Proxy Statement upon the exercise of options. The table includes options granted under the Company's 1990 Stock Incentive Plan. These shares are deemed to be outstanding for the purposes of computing the percentage ownership of that individual but are not deemed outstanding for the purposes of computing the percentage of any other person. Unless otherwise noted in the following footnotes, the persons as to whom information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.
(4)  Computation based upon 22,371,692 shares outstanding on March 14, 1997.
(5) Includes 179,804 shares of Common Stock owned by Mr. Brown's spouse, 457,333 shares of Common Stock issuable upon the exercise of warrants outstanding, 6,250 shares of Common Stock registered in the name of the Cockayne Fund, Inc., over which Mr. Brown shares investment control, 200,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan, 68,449 shares of Common Stock held in an Individual Retirement Account, 242,373 shares of Common Stock held by the Atticus Trust of which Mr. Brown is a trustee, and 60,000 shares of Common Stock issuable upon the exercise of outstanding warrants held by the Atticus Trust.
(6) Includes 212,500 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan, 262,539 shares registered in the name of the Browne Family Trust, 64,750 shares registered in the name of the Browne Children's Trust, of which Dr. Browne is a trustee, and 56,000 shares registered in the name of the Margaret G. Browne Trust, of which Dr. Browne is a trustee.
(7) Includes 186,667 shares of Common Stock issuable upon the exercise of outstanding warrants and 115,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.
(8) Includes 1,142 shares of Common Stock owned by Dr. Landon's spouse and 130,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.
(9) Includes 50,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.
(10) Includes 67,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan, 18,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 15,000 shares granted to Mr. Curtis in 1995 as a restricted stock award, which award vests in full on March 1, 1998.
(11) Includes 52,000 shares issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.
(12) Includes 29,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 30,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.
(13) Includes 15,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 130,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.
(14) Includes 25,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 44,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.
(15) Includes 35,925 shares of Common Stock owned by Mr. Andrews' spouse and 42,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.
(16) Includes 6,000 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.
(17) Includes 791,000 shares of Common Stock issuable upon the exercise of outstanding warrants and 1,164,500 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1990 Stock Incentive Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     A Form 4 was filed on July 10, 1996 relating to Dr. Stroup's acquisition, on May 23, 1996, of a stock purchase warrant to purchase up to 9,000 shares of the Company's Common Stock. The warrant was issued to Dr. Stroup in connection with his purchase of the Company's 15% Subordinated Promissory Notes. Neither Mr. Baillie nor Mr. Robb filed a Form 3 following their appointments to the Board of Directors in 1996. Both Mr. Baillie and Mr. Robb subsequently filed a Form 5 with respect to the year ended December 31, 1996.

LEGAL PROCEEDINGS

     There is no pending litigation against the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the years ended December 31, 1994, 1995 and 1996, the compensation paid to or accrued by or on behalf of the Company's Chairman and Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") whose cash compensation was in excess of $100,000. No other executive officer of the Company earned in excess of $100,000 in 1996 for services rendered in all capacities to the Company.

                                                                                    LONG TERM COMPENSATION
                                                                            ------------------------------------
                                     ANNUAL COMPENSATION (1)                       AWARDS               PAYOUTS
                      ----------------------------------------------------  -----------------------   ----------
                                                               OTHER        RESTRICTED   SECURITIES
     NAME AND                                                  ANNUAL         STOCK      UNDERLYING     LTIP        ALL OTHER
PRINCIPAL POSITION    YEAR      SALARY($)       BONUS($)   COMPENSATION($)  AWARDS($)    OPTIONS(#)   PAYOUTS($)  COMPENSATION($)
------------------    ----      ---------       --------   ---------------  ----------   ----------   ----------  ---------------
Martin S. Brown       1996       $170,000           $0          $0              $0         90,000          $0            $0
 Chairman and         1995        153,158            0           0               0              0           0             0
 Chief Executive      1994        109,383            0           0               0         40,000           0             0
 Officer

A. J. Kazimi          1996       $155,139           $0          $0              $0         60,000          $0            $0
 President            1995        142,900            0           0               0              0           0             0
                      1994        113,367            0           0               0         20,000           0             0

John Landon,          1996       L.82,000(2)       L.0         L.0             L.0         45,000         L.0           L.0
 M.D., Executive      1995         52,000            0           0               0         15,000           0             0
 Vice President -     1994         40,000            0           0               0         30,000           0             0
 Research and
 Development

G. Thomas Curtis      1996       $ 95,833      $50,000          $0              $0         17,000          $0            $0
 Vice President -     1995(3)      66,667       25,000           0          60,000(4)      50,000           0             0
 Finance and
 Treasurer

Robert D. Brown       1996       $ 79,167      $35,000          $0              $0         22,000          $0            $0
 Vice President       1995         66,667            0           0               0         10,000           0             0
 and                  1994         56,667            0           0               0              0           0             0
 Controller

-----------------------------
(1) These executive officers did not receive any annual compensation not properly categorized as salary, except for certain perquisites or other benefits the aggregate incremental cost of which to the Company for each officer did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each such officer.
(2) Dr. Landon is employed by the Company's TAb Wales Limited subsidiary and is compensated in British Pounds. Stated in December 31, 1996 U.S. Dollars, Dr. Landon's salary for 1996, 1995 and 1994 was $129,255, $81,967 and
     $63,051, respectively.
(3)  Mr. Curtis joined the Company in 1995.
(4) Upon joining the Company in 1995, Mr. Curtis was granted the right to receive 15,000 shares of Common Stock, which award vests on the third anniversary of Mr. Curtis' employment with the Company (March 1, 1998). The fair market value of the Common Stock at the date of the award was $4.00 per share, as determined by the Board of Directors.



     The Company has no long-term incentive plans, as that term is defined in Securities and Exchange Commission regulations, and the Company has no defined benefit or actuarial plans covering employees of the Company. The Company granted no Stock Appreciation Rights ("SARs") in 1996.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information regarding grants of stock options made to the Named Executive Officers during 1996.

                                                                                                    Potential Realizable Value
                                                                                                      at Assumed Annual Rates
                                                                                                     of Stock Price Apprecia-
                                                   Individual Grants                                  tion for Option Term(2)
                          --------------------------------------------------------------------       ------------------------
                                                 Percentage of
                             Number of          Total Options
                            Securities            Granted to       EXERCISE OR
                            Underlying           Employees in      BASE PRICE       EXPIRATION
        Name              Options Granted        Fiscal Year        ($/SH)(1)          DATE            5%($)          10%($)
        ----              ---------------       -------------      -----------      ----------         -----          ------
Martin S. Brown              90,000(3)              20.9%             $6.00           4/26/01         $90,800        $257,400

A.J. Kazimi                  60,000(3)              13.9%             $6.00           4/26/01         $61,200        $171,600

John Landon,                 45,000(3)              10.5%             $6.00           4/26/01         $45,900        $128,700
M.D.

Robert D. Brown              22,000(4)               5.1%             $6.00           4/26/01         $22,440         $62,920

G. Thomas Curtis             17,000(5)               3.9%             $6.00           4/26/01         $17,340         $48,620

-----------------------------
(1) All options were granted at or above the fair market value on the date of grant, which value, prior to the Company's initial public offering in 1996, was determined by the Board of Directors.
(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.
(3) Options may be exercised as to one-third of the number of shares during each of the three successive twelve-month periods beginning on April 26, 1997.
(4) Of the 22,000 options granted in 1996, 14,000 become exercisable on April 26, 1997, 4,000 become exercisable on April 26, 1998, and 4,000 become exercisable on April 26, 1999.
(5)  Fully vested upon issuance.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     None of the Named Executive Officers exercised any stock options in 1996. The following table provides certain information, with respect to the Named Executive Officers, concerning the unexercised options at December 31, 1996.

                                 Number of Securities Underlying                Value of Unexercised
                                  Unexercised Options at Fiscal                In-the-Money Options at
                                         Year End (#)                            Fiscal Year End ($)
                               -----------------------------------       ---------------------------------

Name                           Exercisable           Unexercisable       Exercisable         Unexercisable
----                           -----------           -------------       -----------         -------------
Martin S. Brown                  110,000                90,000             $375,700             $10,800

A.J. Kazimi                       55,000                60,000             $187,850             $ 7,200

John Landon, M.D.                 85,000                45,000             $293,950             $ 5,400

Robert D. Brown                   14,000                38,000             $ 31,680             $24,560

G. Thomas Curtis                  27,000                40,000             $ 18,240             $64,800



EMPLOYMENT AGREEMENTS

     The Company, through its TAb Wales Limited subsidiary, entered into a Service Agreement with Dr. Landon effective July 1, 1996, pursuant to which Dr. Landon is employed as Executive Vice President - Research and Development. Dr. Landon's base annual salary under the Service Agreement is L.82,000, subject to annual review. The agreement is terminable by either party upon not less than 12 months prior written notice. There are no provisions in the Service Agreement for compensation upon early termination of Dr. Landon's employment. The Service Agreement also provides that Dr. Landon shall keep confidential certain information acquired in connection with his services on behalf of the Company and shall apply for and assign to the Company all intellectual property rights relating to methods, devices, inventions or improvements made or discovered by Dr. Landon in the course of his duties to the Company. Dr. Landon further agrees, for a period of one year after the termination of his employment with the Company, not to solicit the business or employees of the Company or to compete with the Company within certain geographical areas. With the exception of Dr. Landon's agreement, the Company is not a party to any employment agreement with the Chief Executive Officer or any of the other Named Executive Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Company's Board of Directors are Mr. Williams, Mr. Hilton, Dr. Stroup and Mr. Robb. There are no interlocking relationships among the members of the Compensation Committee.

1990 STOCK INCENTIVE PLAN

     The Board of Directors of the Company has adopted, with approval of the Company's shareholders, the 1990 Stock Incentive Plan as amended (the "Incentive Plan"). The Incentive Plan provides for the grant to (i) key employees of the Company of stock options complying with Section 422A of the Internal Revenue Code ("qualified options") or (ii) advisors, officers and directors of the Company of stock options not qualifying under such provision ("non-qualified options"), for the purchase of an aggregate of up to 1,650,000 shares of Common Stock, as well as stock appreciation rights ("SARs"). The Incentive Plan provides for adjustment of the number of shares available under the Plan in the event of stock splits, stock dividends and certain other events. The Incentive Plan also provides that if the Company shall not be the surviving corporation in a business combination, the holder of an outstanding option will be entitled to purchase stock in the surviving corporation on the same terms and conditions as the option. Options are non-transferable, and options and SARs are subject to any restrictions contained in the grant and applicable securities laws.

1997 STOCK OPTION PLAN

     Subject to adoption by the Company's shareholders, officers and directors of the Company will be eligible to receive stock options and/or stock appreciation rights under the Company's 1997 Stock Option Plan. A summary of the 1997 Stock Option Plan is included elsewhere herein under the caption "Approval of 1997 Stock Option Plan."


401(K) PLAN

     The Company has established the Therapeutic Antibodies Inc. 401(k) Savings Plan (the "401(k) Plan"), which is a qualified retirement plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. All U.S. employees of the Company are eligible to participate in the 401(k) Plan after completion of one year of employment. The 401(k) Plan permits eligible employees to contribute from 1% to 15% of their earnings to the 401(k) Plan by payroll deduction, subject to certain other statutory limits. The 401(k) Plan permits the Company to make discretionary matching contributions or other employer contributions to the 401(k) Plan each year. The Company currently does not make matching contributions to the 401(k) Plan.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION



GENERAL

     The Board of Directors of the Company has a Compensation Committee consisting of Mr. Hilton, Dr. Stroup, Mr. Williams and Mr. Robb. The Compensation Committee has the responsibility for establishing and administering a general compensation policy and program for the Company. The Compensation Committee also is responsible for administering all of the Company's employee benefit plans, including all stock option plans, stock purchase plans, bonus plans, retirement plans, and medical, dental and insurance plans. Subject to the provisions of these employee benefit plans, the Compensation Committee must determine the individuals eligible to participate in each one of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised.

EXECUTIVE COMPENSATION

     The Compensation Committee intends for the Company's executive compensation program to attract, motivate and retain key executive officers of the Company, its subsidiaries and affiliated entities, and to provide for (i) base salaries competitive with those paid by comparable biotechnology companies, (ii) variable annual incentives which would reflect executive officers' contributions to the Company's annual performance objectives, and (iii) a variable long-term incentive program utilizing equity ownership in the Company which would reflect executive officers' contributions to the Company's achievement of longer-term goals.

     Executive compensation for the Company in 1996 was comprised of three elements: (1) base salaries, (2) annual bonuses and (3) equity-based compensation.

     Base Salary. The Compensation Committee endeavors to establish base salary levels for executives of the Company which are consistent with those provided for similarly situated executives of other biotechnology companies. In establishing such levels, the Committee considers compensation for executives of other publicly traded biotechnology companies, as well as other publicly traded companies of similar size and with a similar growth rate. As a development stage company without substantial earnings, however, the Committee must balance the need to attract and retain key scientists and executives with budgetary constraints. Salaries for the Chief Executive Officer and the President of the Company are usually approved by the Board of Directors, upon recommendation of the Compensation Committee, at the Company's regular Board meeting each April. In April 1995, the Compensation Committee set Mr. Martin S. Brown's annual base salary at $170,000 and Mr. Kazimi's annual base salary at $155,139. In April 1996, the Compensation Committee voted to maintain these salary levels for 1996. During 1996, the Compensation Committee voted to increase Dr. Landon's annual base salary to L.82,000, Mr. Curtis' annual base salary to $100,000, and Mr. Robert D. Brown's annual base salary to $90,000. These salary levels were determined with regard to the considerable progress made by the Company in the advancement of its various products and the Compensation Committee's review of executive compensation for executive officers of other biotechnology companies. The 1996 salaries of all other executive officers were established or adjusted based on management's subjective assessment of the nature of their positions, the experience of the individuals filling the positions and the tenure of such individuals with and their general contribution to the Company.

     Incentive Bonus Compensation. In addition to base salary, the Compensation Committee recommends to the Board of Directors cash incentive compensation for executives of the Company, based upon each such executive's success in meeting qualitative and quantitative performance goals on an annual basis. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. In 1996, the Compensation Committee approved and recommended bonuses to Mr. Curtis in the amount of $50,000 and to Mr. Robert D. Brown in the amount of $35,000. Such bonuses were based on the efforts and contributions of these individuals in successfully completing the Company's initial public offering in July 1996.

     Equity-Based Compensation. In addition to cash incentive compensation, as a growth company, the Company has always utilized equity-based compensation in the form of stock options as an incentive to encourage its executives to work to meet its operational goals. The Compensation Committee reviews and administers the 1990 Stock Incentive Plan, under which granted options typically vest over a one to five year period. Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Company's results of operations. Options are also used to give incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities. In evaluating option grants, the Compensation Committee considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Compensation Committee believes that the opportunity to acquire a significant equity interest in the Company is a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and promotes the retention of key executives.

     In addition, the Company has a health benefits plan and a 401(k) Plan in which all U.S. employees, including the Named Executive Officers, are permitted to participate. All employees and Named Executive Officers are subject to the same terms and conditions relating to eligibility and are subject to the same limitations as to amounts that may be contributed.


CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 1996

     As Chairman of the Board and Chief Executive Officer of the Company, Mr. Brown's annual base salary for 1996 was set at $170,000, effective April 1995. This salary level was based on the considerable progress made by the Company toward the advancement of its various products and the Compensation Committee's review of executive compensation for executive officers of other biotechnology companies.

                                         COMPENSATION COMMITTEE


                                         Robert C. Hilton
                                         Steven L. Stroup, M.D.
                                         Joseph D. Williams
                                         John W. Robb

                          COMPARATIVE PERFORMANCE GRAPH

     The Commission requires the Company to include in this Proxy Statement a line graph which compares the yearly percentage change in cumulative total shareholder return on the Company's Common Stock with (a) the performance of a broad equity market indicator, and (b) the performance of a published industry index or peer group. The following graph compares the yearly percentage change in the return on the Company's Common Stock since June 30, 1995, the effective date of the Company's Registration Statement of Form 10, with the cumulative total return on the CRSP Index for Nasdaq Stock Market Companies (U.S. and Foreign) and the CRSP Index for Nasdaq Stock Market Pharmaceutical Companies (U.S. and Foreign). The graph assumes the investment on June 30, 1995 of $100 in the Company's Common Stock and that all dividends were reinvested at the time they were paid.

                               [IMAGE OMITTED]

------------------------------------------------------------------------------------------------------------------------------
                                                 LEGEND

Symbol         CRSP Total Returns Index for:                                    6/30/95       12/31/95     6/30/96    12/31/96
------         -----------------------------                                    -------       --------     -------    --------
   o           Nasdaq Stock Market (US and Foreign)                             $100.00        $112.50     $127.62    $138.31

   +           Nasdaq Stocks (SIC 2830-2839 US and Foreign) Pharmaceuticals     $100.00        $146.00     $147.36    $146.18

(Diamond)      Therapeutic Antibodies Inc.                                      $100.00        $137.50     $137.50    $152.00

NOTES:
  A. The lines for Nasdaq indexes represent monthly index levels derived from compounded daily returns that include all dividends.
  B. Prior to the Company's initial public offering on July 23, 1996, returns were calculated based on the offering price for the Common
       Stock as determined by the Board of Directors and may not be indicative of the actual market price for the Company's Common Stock or actual returns thereon.
  C. Subsequent to July 23, 1996, returns were calculated based on the closing prices of the Company's Common Stock on the measurement dates as reported on the London Stock Exchange.
  D. The indexes are reweighted daily, using the market capitalization on the previous trading day.
  E. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  F.   The index level for all series was set to $100.00 on 6/30/95.

--------------------------------------------------------------------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 11, 1995, Martin Brown made a $275,000 working capital loan to the Company, which loan bore interest at 9.5% per annum. The Company repaid the full principal amount of this loan, together with interest accrued thereon on January 17, 1996. Between January 23 and June 21, 1995, Mr. Brown made loans to the Company in the aggregate principal amount of $250,000, each of which were evidenced by short-term promissory notes bearing interest at an annual rate of 9.5%. The Company repaid $175,000 principal amount of these loans between January 31 and September 5, 1995. In August 1995, Mr. Brown exchanged $75,000 principal amount of these notes for an equal principal amount of the Company's 6% Convertible Promissory Notes (the "6% Notes"), which the Company was then offering to investors. In February 1996, Mr. Brown converted $100,000 principal amount of the 6% Notes (which included $25,000 principal amount of 6% Notes previously held by Mr. Brown), together with interest accrued thereon, for an aggregate of 18,691 shares of Common Stock at an exchange price of $5.50 per share.

     During 1995 and 1996, Martin Brown provided personal guarantees of the Company's indebtedness in the principal amount of $1,000,000 to SunTrust Bank, Nashville, N.A. ("SunTrust Bank"), which were secured by real estate, securities or by a personal general pledge. On April 12, 1996, Mr. Brown obtained a $1,000,000 secured credit facility from SunTrust Bank. Mr. Brown used this facility to repay in full the Company's $450,000 note payable to SunTrust Bank (which note had been guaranteed by Mr. Brown), and to advance $550,000 to the Company for working capital purposes. To evidence this debt, the Company issued to Mr. Brown, on April 12, 1996, a 30-day note bearing interest at 12% per annum, which note was renewed for an additional 30 days on May 12, 1996. On June 7, 1996, the Company repaid to Mr. Brown $500,000 of this obligation and issued to Mr. Brown a new 60-day note for $500,000 bearing interest at an annual rate of 12%. Also on June 7, 1996, Mr. Brown purchased two units (at $250,000 each) of the Company's 15% Subordinated Promissory Notes due May 1, 1997 (the "15% Notes"), which the Company was then offering to investors. On June 18, 1996, the Company repaid to Mr. Brown $250,000 principal amount of the June 7, 1996 $500,000 note and Mr. Brown purchased an additional $250,000 unit of the Company's 15% Notes. The Company evidenced the balance of its obligation to Mr. Brown by issuing him a new promissory note in the principal amount of $250,000 bearing interest at an annual rate of 12%, which note is payable in full, together with accrued interest, on December 31, 1998.

     On April 1, 1995, Mr. Curtis purchased 25,000 shares of the Company's Common Stock at $4.00 per share and delivered to the Company a non-interest bearing promissory note in the principal amount of $100,000, dated April 28, 1995 and maturing on April 1, 1996. On July 6, 1995, Mr. Curtis, made two loans to the Company of $100,000 each, both of which were evidenced by promissory notes bearing interest at an annual rate of 12%, and maturing on October 6, 1995 and January 8, 1996, respectively. The Company extended the maturity of both loans, and repaid the first loan in full on January 11, 1996. The maturity of the second loan was extended to April 1, 1996. On April 1, 1996, the Company and Mr. Curtis agreed to offset the Company's $100,000 debt to Mr. Curtis against Mr. Curtis' $100,000 debt to the Company. The Company paid to Mr. Curtis the accrued interest on the Company's July 6, 1995 note.

     In October 1995, the Company entered into a consultancy agreement with Elara Associates Limited, a company owned by Mr. Edwards, an executive officer of the Company, pursuant to which Mr. Edwards performs business development and marketing services with respect to the Company's European operations, including assistance with licensing agreements and initial sales of the Company's products. Mr. Edwards is entitled to compensation on a daily basis for his services under the agreement, and is entitled to reimbursement of his expenses in connection therewith. In 1996, Mr. Edwards received $97,833.90 under this agreement. Mr. Edwards does not receive a salary from the Company as compensation for his duties as an executive officer of the Company.

                               GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1998 annual meeting of shareholders must be received by the Company at its executive offices at 1207 17th Avenue, South, Suite 103, Nashville, Tennessee 37212 no later than December 1, 1997, in order to be included in the proxy statement and form of proxy for that meeting.

COUNTING OF VOTES

     All matters specified in this Proxy Statement that are to be voted on at the Annual Meeting will be by written ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes of ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each item presented herein to be voted on at the Annual Meeting must be approved by the affirmative vote of the holders of the number of shares described under each such item. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast".

     Inspectors of election will treat shares referred to as "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

MISCELLANEOUS

     The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors of the Company. The entire cost of soliciting these proxies will be borne by the Company. In addition to being solicited through the mails, proxies may be solicited personally or by courier service, telephone or telegraph by officers, directors and employees of the Company, who will receive no additional compensation for such activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection.

     A copy of the Company's 1996 Annual Report to Shareholders is being mailed along with this Proxy Statement.

     UPON THE WRITTEN REQUEST OF ANY RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING, THE COMPANY, WITHOUT CHARGE, WILL PROVIDE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, TOGETHER WITH THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO G. THOMAS CURTIS, VICE PRESIDENT - FINANCE, THERAPEUTIC ANTIBODIES INC., 1207 17TH AVENUE NORTH, SUITE 103, NASHVILLE, TENNESSEE 37212.

                                          BY ORDER OF THE BOARD OF DIRECTORS
Nashville, Tennessee                      Harry G. Browne, M.D.
March 31, 1997                            Secretary

                                                                     Appendix A

                                   PROXY CARD

                           THERAPEUTIC ANTIBODIES INC
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1997

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

     The undersigned hereby appoints Martin S. Brown and Harry G. Browne, M.D., or either of them, with power of substitution, or _____________________, as Proxy(ies) to vote all stock of Therapeutic Antibodies Inc. owned by the undersigned at the Annual Meeting of Shareholders to be held at the University Club of Nashville, located at 2402 Garland Avenue, Nashville, Tennessee 37212, at 5:30 p.m. on April 28, 1997, and any adjournment thereof, on the following items of business and such other business as may properly come before the meeting.

1.   THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED BELOW:

NOMINEE                       FOR            AGAINST            NOMINEE                       FOR           AGAINST
-------                       ---            -------            -------                       ---           -------
Thomas G. Andrews            ______          ______             John Landon, M.D.           ______           ______
Martin S. Brown              ______          ______             Steven L. Stroup, M.D.      ______           ______
Harry G. Browne, M.D.        ______          ______             Joseph D. Williams          ______           ______
Tim Chard, M.D.              ______          ______             Robin A.M. Baillie          ______           ______
Robert C. Hilton             ______          ______             John W. Robb                ______           ______
A.J. Kazimi                  ______          ______


2. THE ADOPTION OF THE ANNUAL REPORT TO SHAREHOLDERS AND THE AUDITED FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 1996. ______ FOR ______ AGAINST

3. THE RATIFICATION AND APPOINTMENT OF COOPERS & LYBRAND, L.L.P. AS INDEPENDENT AUDITORS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE COMPANY'S 1997 FISCAL YEAR. ______ FOR ______ AGAINST

4.   THE ADOPTION OF THE 1997 STOCK OPTION PLAN. ______ FOR ______ AGAINST

5. IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

     THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY DESIGNATED HEREBY WILL EXERCISE HIS OR HER DISCRETION AS TO WHETHER AND, IF SO, HOW TO VOTE ON ALL MATTERS TO PROPERLY COME BEFORE THE MEETING. YOU MAY, BUT ARE NOT REQUIRED TO, APPOINT ANY PERSON, WHETHER OR NOT AFFILIATED WITH THE COMPANY, AS YOUR PROXY. IN THE ABSENCE OF A SPECIFIC DESIGNATION, MARTIN S. BROWN AND HARRY G. BROWNE, M.D., OR EITHER OF THEM, WITH POWER OF SUBSTITUTION, SHALL ACT AS YOUR PROXY FOR THE ANNUAL MEETING.

     Please sign, and when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _____________, 1997                 ____________________________________
                                           Shareholder Name (Please print)

                                           ____________________________________
                                           Signature of Shareholder

                                           ____________________________________
                                           Signature if held jointly

[ ] I expect to attend the Annual Meeting     [ ] I do not expect to attend the
                                                  Annual Meeting



           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.